UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hulfish Street, Princeton, New Jersey 08542

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

3675 Market Street, Philadelphia, PA 19104

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Loan Agreement

On October 2, 2023, Amicus Therapeutics, Inc., a Delaware corporation (“Amicus” or the “Company”) entered into a Loan Agreement (the “Loan Agreement”), by and among Amicus, as the borrower (the “Borrower”), certain subsidiaries of Amicus from time to time party thereto as guarantors (the “Guarantors”), Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C. (collectively, the “Blackstone Representative” and referred to herein as “Blackstone”) and Wilmington Trust, National Association, as Agent (the “Agent”) for certain lenders from time to time party thereto (collectively, the “Lenders”). Capitalized terms used but not otherwise defined in this Item 1.01 have the respective meanings ascribed to such terms in the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Loan Agreement provides for a $400 million senior secured Term Loan to be extended to Amicus, on or about October 5, 2023, subject to entry into a security agreement and delivery of other customary deliverables. The proceeds of the Term Loan will be used, together with cash on hand, to repay in full Amicus’ existing term loan under the Existing Credit Agreement, dated July 17, 2020, with Hayfin Services LLP as agent.

The new Term Loan bears interest at a rate equal to 3-month Term SOFR, subject to a 2.5% floor, plus a Term SOFR adjustment of 0.26161% and a margin of 6.25%, and matures six years from the date of the funding of the Term Loan (the “Term Loan Maturity Date”). If an Event of Default occurs and is continuing, all amounts outstanding under the Loan Agreement will bear 2.0% per annum additional interest.

The Term Loan will be repaid in twelve quarterly payments in the amount of $33.33 million starting on the thirty-nine month anniversary of the Funding Date with the final quarterly payment due on the Term Loan Maturity Date.

The Term Loan is subject to mandatory prepayment provisions that may require prepayment upon a change of control, the incurrence of certain additional indebtedness, certain asset sales, or an event of loss, subject to certain conditions set forth in the Loan Agreement. Amicus may prepay the Term Loan in whole at its option at any time. Any prepayment of the Term Loan is subject to certain make-whole premiums and prepayment premiums, which decrease until the fifth anniversary of the Funding Date at which point no prepayment penalty shall exist.

The obligations under the Loan Agreement are guaranteed by the Guarantors and secured by a first lien security interest in certain assets of the Borrower and Guarantors.

The Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to Amicus and the Guarantors. The Loan Agreement also contains a minimum liquidity covenant of $100 million, tested monthly, and a minimum consolidated revenue covenant of $225 million, measured as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended. If an event of default occurs and is continuing, the Lender may declare all amounts outstanding under the Loan Agreement to be immediately due and payable.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement.

Equity Purchase Agreement (Private Placement)

On October 2, 2023, Amicus entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers set forth on Schedule A attached thereto (the “Purchasers”), which are all funds managed by Blackstone, for the private placement (the “Private Placement”) of an aggregate of 2,467,104 shares of the Company’s common stock, at a purchase price of $12.16 per share (the “Common Stock”). Gross proceeds from the Private Placement are expected to be $30,000,000. The closing of the Private Placement is subject to customary closing conditions and is expected to occur on or about on October 5, 2023 (the “Closing Date”) and contemporaneously with the funding of the transaction contemplated by the Loan Agreement.

The Purchase Agreement contains customary indemnification provisions, representations, warranties and covenants made by the Company. In addition, pursuant to the terms of the Purchase Agreement, each Purchaser has agreed to a “lock-up” period that generally prohibits, without the prior written consent of the Company, the sale, transfer, pledge or other disposition of securities of the Company through the period ending sixty (60) days from the Closing Date. In connection with the Private Placement, the Company has agreed to file a registration statement no later than November 9, 2023 for purposes of registering the shares of Common Stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the funding of the transaction contemplated by the Loan Agreement and the closing of the Private Placement transaction described herein. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” "confidence," "encouraged," “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are based on management's current expectations and belief's which are subject to a number of risks, uncertainties and factors. In addition, all forward looking statements are subject to the other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2022. As a consequence, actual results may differ materially from those set forth in this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The issuance of 2,467,104 shares of Common Stock constituting the Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering. Each Purchaser has represented that it is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Act.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the issuance of shares of Common Stock and is incorporated into this Item 3.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing its entry into the Loan Agreement and the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Loan Agreement, dated October 2, 2023 by and among Amicus Therapeutics, Inc., certain subsidiaries of Amicus Therapeutics, Inc. from time to time party thereto as Guarantors, Blackstone Alternative Credit Advisors LP, Blackstone Life Sciences Advisors L.L.C., certain lenders from time to time party thereto and Wilmington Trust, National Association, as Agent for the lenders
10.2	Securities Purchase Agreement, dated October 2, 2023, by and among Amicus Therapeutics, Inc. and the Purchasers identified on the signature pages thereto
99.1	Press Release dated October 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: October 2, 2023	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary